Exhibit (a)(1)(E)

NOTICE OF WITHDRAWAL

Instructions

If you previously elected to accept the exchange offer by Critical Path, Inc. to exchange some or all of your outstanding eligible options for new options, subject to the terms and conditions set forth in the exchange offer, dated May 31, 2006 and you would like to change your election and withdraw the tender of any of your eligible options, you must complete and sign this Notice of Withdrawal and return it to Critical Path so that we receive it before 12:00 midnight, U.S. Pacific (San Francisco) Time on Wednesday, June 28, 2006, unless the exchange offer is extended.

Once the Notice of Withdrawal is signed and complete, please return it to Critical Path by one of the following means:

By Mail or Courier

     Critical Path, Inc.

     2 Harrison Street, 2nd Floor

     San Francisco, California 94105

     Attention: Tom Quigley

     Phone: (415) 541-2500

By Facsimile

     Attention: Tom Quigley

     Fax No: (415) 541-2307

By Hand To

     Tom Quigley

By Email

     optionexchange@criticalpath.net

The method of delivery is at your own option and risk. You are responsible for making sure that the Notice of Withdrawal is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Notice of Withdrawal on time.

Your tendered eligible options will not be considered withdrawn until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an eligible participant of Critical Path, any previously tendered eligible options will be cancelled and exchanged pursuant to the exchange offer.

You must sign the Notice of Withdrawal exactly as your name appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Notice of Withdrawal.

If you do not receive a confirmation of receipt of your Notice of Withdrawal from us within five business days after the date your Notice of Withdrawal should have been received by us, or if you submit your Notice of Withdrawal less than five business days before 12:00 midnight, U.S. Pacific (San Francisco) Time, on Wednesday, June 28, 2006, please contact us by phone at (415) 541-2500 or by email at optionexchange@criticalpath.net to confirm that we have received your Notice of Withdrawal.

YOU DO NOT NEED TO COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW A PREVIOUS TENDER OF ELIGIBLE OPTIONS.

CRITICAL PATH, INC.

NOTICE OF WITHDRAWAL

To Critical Path, Inc.:

I previously received a copy of the exchange offer, dated May 31, 2006, and the Election Form. I signed and returned the Election Form, in which I elected to tender some or all of my eligible options. I understand that Critical Path will not accept any conditional or partial returns of individual eligible option grants and that for each eligible option grant previously tendered I must withdraw my election as to the entire eligible option grant. I wish to change that election and withdraw from the offer with respect to the eligible option grants listed below:

[Participant Name and Address] [Participant ID]

Grant Date	Expiration Date		Grant Type		Exercise Price Per Share		Number of Shares Underlying Eligible Options
[ ]	[	]	[	]	[	]	[	]

I further understand that, by signing this Notice of Withdrawal and delivering it to Critical Path, I withdraw my acceptance of the exchange offer and reject the exchange offer with respect to the eligible option grants listed above. By rejecting the exchange offer with respect to the eligible option grants listed above, I understand that I will not receive any new options in exchange for those eligible option grants and I will retain those option grants with their existing term, exercise price, vesting schedule and other terms and conditions. I agree that Critical Path has made no representations or warranties to me regarding my rejection of the exchange offer. The withdrawal of the eligible option grants listed above is at my own discretion. I agree that Critical Path will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw the eligible option grants listed above.

I elect to withdraw the eligible option grants listed above that I previously chose to exchange pursuant to the exchange offer and, therefore, I have completed and signed this Notice of Withdrawal exactly as my name appears on the Election Form that I previously submitted.

Eligible Participant’s Signature	Date

Eligible Participant’s Name (please print or type)

Social Security Number or Tax I.D. Number

NOTE TO MARRIED ELIGIBLE PARTICIPANTS IN CALIFORNIA AND OTHER U.S. “COMMUNITY PROPERTY” STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the eligible option grants listed in the foregoing table, in order to elect to withdraw those eligible options, your spouse must execute the Spousal Consent below, whereby such spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Notice of Withdrawal. States with community property laws in addition to California are Alaska, Arizona, Idaho, Louisiana, New Mexico, Nevada, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to Critical Path that either you are not married or your spouse has no community or other marital property rights in the eligible option grants listed in the foregoing table or the new options that would have been issued in exchange for those eligible option grants pursuant to the terms and conditions of the exchange offer. You should consult your personal outside advisor(s) if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the participant who has executed this Notice of Withdrawal above has read and hereby approves the submission of this Notice of Withdrawal. The undersigned agrees to be irrevocably bound by this Notice of Withdrawal and further agrees that any community property interest of such spouse shall similarly be bound by this Notice of Withdrawal. The undersigned appoints the participant who has executed this Notice of Withdrawal above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Notice of Withdrawal.

Spouse’s Signature	Date

Spouse’s Name (please print or type)

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